Exhibit 4.1

CRESTLINE LENDING SOLUTIONS, LLC
A Delaware Limited Liability Company
Units of Limited Liability Company Interests
SUBSCRIPTION BOOKLET
This Subscription Booklet is for the exclusive use of:
IN THE EVENT THAT YOU DECIDE NOT TO PURCHASE SHARES PURSUANT TO THIS OFFERING, PLEASE DESTROY ANY PHYSICAL COPIES AND DELETE ANY ELECTRONIC COPIES OF THE PRIVATE PLACEMENT MEMORANDUM (TOGETHER WITH ALL AMENDMENTS THEREOF AND SUPPLEMENTS THERETO) AND THIS SUBSCRIPTION BOOKLET.

CRESTLINE LENDING SOLUTIONS, LLC
INSTRUCTION SHEET
All subscribers (“Subscribers”) for units of limited liability company interests (“Shares”) of Crestline Lending Solutions, LLC, a Delaware limited liability company (the “Company”), pursuant to the private placement memorandum of the Company (as amended and supplemented from time to time, the “Memorandum”), must complete the subscription documents in this booklet. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Memorandum.
A.    Completion of Subscription Booklet.
1.    Understandings, Covenants, Representations and Warranties. Please carefully read pages 1 to 24 and check the appropriate box in Sections 12 and 15.3.
2.    Signature Page for the Subscription Agreement. Complete and sign page 25.
3.    Exhibit A – Purchaser Questionnaire. All Subscribers to review and complete pages A-1 to A-22. Please note that any supporting documents must be provided in English.
a.    General Information. Pages A-3 to A-7.
b.    Familiarity with Investment Funds. Page A-8.
c.    Confirmation of Accredited Investor Status. Pages A-8 to A-12.
d.    Confirmation of Status as Benefit Plan Investor. Pages A-12 to A-14.
e.    Confirmation of Investment Company/Private Fund Status. Pages A-14 to A-15.
f.    Other Information. Pages A-15 to A-16.
g.    Registration Information. Pages A-17 to A-22.
4.    Exhibit B – Client Privacy Notice. Subscribers should carefully read our Client Privacy Notice attached as Exhibit B.
5.    Exhibit C – Sample Bank Letter. To be completed by the financial institution remitting the subscription monies on behalf of the Subscriber.

6.    Exhibit D – Form of Certificate of Incumbency. To be completed by entities that do not already have an incumbency certificate available.
7.    Exhibit E – Tax Information.
IRS Tax Forms W-8 and W-9. Please execute and return the appropriate IRS Tax Form.
8.    Exhibit F – Transfer Restrictions. Subscribers should carefully read our Transfer Restrictions attached as Exhibit F.
9.    Exhibit G – Election Notice Under Dividend Reinvestment Plan. Please execute and return the election notice if you would prefer to receive distributions in cash.
10.    Exhibit H – Anti-Money Laundering Documentation. Please provide the applicable additional information listed on Exhibit H, which will be provided to our transfer agent in connection with its anti-money laundering policies and procedures.
B.    Evidence of Authorization.
If the Subscriber is a partnership, corporation or other entity, please provide a copy of the filed certificate of incorporation, certificate of formation or certificate of limited partnership, as applicable, along with the relevant organizational documents of the Subscriber. Entities may be requested to furnish other or additional documentation evidencing the authority to invest in the Company. For your convenience, we have included a form of incumbency certificate attached as Exhibit D hereto in the event that your organization does not already have an incumbency certificate available. Please provide a copy of the passport or other government issued identification document for the individual executing this subscription agreement.
C.    Submission of Subscription Documents.
Preliminary draft agreements (unexecuted) and other documents should be sent electronically for review to clsf-ir@crestlineinc.com.
After your submitted documents have been approved, please sign the final documents and electronically send all documents to clsf-ir@crestlineinc.com.
D.    Payment of Capital Commitment Amount.
The Company will notify you at least ten (10) Business Days prior to the close of business on the date on which you must wire all or any portion of your capital commitment amount to the Company’s account. This notice will contain all relevant wiring information and instructions. In order to comply with the anti-money laundering regulations applicable to the Company, the sample bank letter attached hereto as Exhibit C MUST be completed by the financial institution which will be remitting the subscription monies on behalf of the Subscriber. “Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing days in foreign exchange and foreign currency and deposits) in New York City.

CRESTLINE LENDING SOLUTIONS, LLC
SUBSCRIPTION AGREEMENT
Crestline Lending Solutions, LLC, a Delaware limited liability company (the “Company”)
AND
___________________________ (the “Subscriber”).
1.    General Information.
The Company is a Delaware limited liability company initially formed as Crestline Lending Solutions Ramp, LLC. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Crestline Management, L.P. (the “Adviser”) will serve as the Company’s investment adviser pursuant to an investment advisory and management agreement (the “Investment Management Agreement”). Crestline Management, L.P. (in such capacity, the “Administrator”) will serve as the Company’s administrator pursuant to an administration agreement (the “Administration Agreement”). The Administrator has engaged State Street Bank and Trust Company (the “Sub-Administrator”) to serve as the Company’s sub-administrator pursuant to a sub-administration agreement.
The Adviser has entered into an agreement with Rithm Capital Corporation (“Rithm”) whereby Rithm will acquire the Adviser and certain of its affiliated entities (the “Transaction”), subject to the satisfaction of customary closing conditions, including the receipt of regulatory clearances and investor approvals. The Transaction is expected to close in the last quarter of 2025.
As the Transaction will result in a deemed “assignment” and corresponding termination of the Investment Management Agreement under the Investment Company Act of 1940, as amended (the “1940 Act”), the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) seeking the approval of the Company’s investors of a new investment advisory and management agreement by and between the Company and the Adviser (the “New Investment Management Agreement”). The terms of the New Investment Management Agreement will be identical to the existing Investment Management Agreement, including with respect to the services to be provided to the Company and the fees payable to the Adviser.
2.    Receipt of Operative Documents.
The undersigned Subscriber hereby acknowledges receipt of one copy of the Company’s private placement memorandum (the “Memorandum”) and the Company’s amended and restated limited liability company agreement dated as of September 2, 2025 (the “LLC Agreement” and, together with the Investment Management Agreement, the Administration Agreement, and the Memorandum, the “Operative Documents”). All of the terms and provisions of the Operative Documents are incorporated herein by reference and the Subscriber confirms that it has read the same. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Memorandum. Unless the context requires otherwise, any reference to the Company or the Adviser, shall mean the Adviser acting for and on behalf of the Company.
3.    Subscription for Shares, Delivery of the Subscription Agreement and Other Subscription Agreements.
3.1    The Subscriber hereby subscribes for and agrees to purchase the Company’s units of limited liability company interests (the “Shares”) and to make a capital commitment (“Commitment”) to the Company in the amount set forth on the accompanying signature page completed and signed by the Subscriber. In addition, the Subscriber hereby irrevocably offers to tender this Subscription Agreement (this “Agreement”), and the other applicable investor documents included in the Subscription Booklet. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements”) with other investors (the “Other Shareholders,” and together with the Subscriber, the “Shareholders”), providing for the sale of Shares to the Other Shareholders. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Shareholders are to be separate sales.
3.2    Each Subscriber agrees to purchase Shares for an aggregate price equal to its Commitment (“Drawdown Purchases”), payable at such times and in such amounts as required by the Company (a “Capital Call”). On each Drawdown Date (as defined in Section 6.3) pursuant to a Capital Call, each Subscriber agrees to purchase from the Company, and the Company agrees to issue to the Subscriber, a number of Shares determined pursuant to the Subscriber’s position in quarterly tranches (as described in Section 6.3) at an aggregate price equal to the Drawdown Purchase Price (as defined in Section 6.3); provided, however, that in no circumstance will a Subscriber be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).
4.    Right of Company to Accept or Reject.
It is understood and agreed that the Company, in its discretion and for any reason whatsoever, shall have the right to accept or reject this subscription, only in whole, and that the same shall be deemed to be accepted by the Company only when it is signed by the Company.
5.    Closing.
5.1    The closing of the Subscriber’s acquisition of Shares, and the Subscriber’s admission as a Shareholder (the “Closing”), shall take place on such date and at such time as the Company shall designate (such date being the “Closing Date,” and the date upon which the first closing of any Subscription Agreement occurs being referred to herein as the “Initial Closing Date” and the date of the last Closing prior to the date on which the Adviser determines, in its sole discretion, to stop accepting Commitments, the “Final Closing Date”). At the Closing, the Company shall list the Subscriber as a Shareholder of the Company by registering the Subscriber’s details in the register of Shares of the Company maintained by or at the direction of the Company, and shall deliver to the Subscriber the Subscription Agreement executed by the Company and any other instruments necessary to reflect the Subscriber’s admission as a Shareholder with a Commitment as set forth on the signature page hereof.
5.2    The Company may enter into Other Subscription Agreements with Other Shareholders after the Closing Date.
5.3    In the event that any Shareholder is permitted by the Company to make an additional Commitment to purchase Shares on a date after its initial subscription has been accepted, such Shareholder will be required to enter into a separate subscription agreement with the Company and such other documents as may be requested by the Company.
6.    Drawdowns.
6.1    The Subscriber hereby agrees to make contributions to the capital of the Company (“Capital Contributions”) at the request of the Company in an amount up to and including the total amount of the Subscriber’s Commitment as provided in this Agreement and any failure to do so may result in the Company deeming the Subscriber to be in default and subject to the remedies set forth in this Agreement. The Subscriber acknowledges the remedies in such circumstances as the same are expected to be provided for in this Agreement.
6.2    Subject to Section 6.7, purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 6.3.
6.3    Each Subscriber agrees that its Commitment will be subject to Capital Calls depending on the time at which such Subscriber entered into a Subscription Agreement with the Company. Subscribers who entered into a Subscription Agreement with the Company earliest will be first required to make Drawdown Purchases. All Commitments from the earliest Subscribers will be called in totality before Commitments from later subscribing Subscribers will called. For purposes of determining which Subscribers’ Commitments will be subject to a Capital Call, all Subscribers who entered into Subscription Agreements during a given quarter will be treated as if such Subscribers subscribed at the same time, and will be considered as part of the same “tranche.” Subscribers must submit a Subscription Agreement within fifteen (15) days prior to the end of the applicable quarter to fall within that quarter’s tranche for purposes of any of Capital Calls, unless such deadline is waived. All Commitments from the same quarterly tranche must be called before capital is called from Shareholders in the following quarterly tranche. When calling capital from Subscribers within the same quarterly tranche, capital will be called on a pro-rata basis.
“Drawdown Purchase Price” shall mean, on a per Share basis, a price that is at least equal to the Per Share NAV (as defined below).
“Per Share NAV” shall mean, for any date, the net asset value per Share determined in accordance with the procedures set forth in the “Determination of Net Asset Value” in the Memorandum (as those procedures may be changed from time to time in a manner consistent with the limitations of the Investment Company Act) as of the last day of the Company’s fiscal quarter immediately preceding such date.
“Unused Capital Commitment” shall mean, with respect to a Subscriber, the amount of such Subscriber’s Commitment as of any date reduced by the aggregate amount of contributions made by that Subscriber at all previous Drawdown Dates.
6.4    Prior to each Drawdown Date, the Company shall deliver to the Subscriber a notice (each, a “Drawdown Notice”) setting forth (i) the Drawdown Date, (ii) the aggregate number of Shares to be sold to all Shareholders on the Drawdown Date and the aggregate purchase price for such Shares, (iii) the applicable Drawdown Amount, Drawdown Purchase Price and Per Share Price and (iv) the account to which the Drawdown Purchase Price should be wired. The Company shall deliver each Drawdown Notice to the Subscriber at least ten (10) Business Days prior to the Drawdown Date. For the purposes of this Agreement, the term “Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.
6.5    The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s obligation to pay the Drawdown Purchase Price identified in each Drawdown Notice. On each Drawdown Date, the Subscriber shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice.
6.6    At the end of the Commitment Period (as defined below), any Unused Capital Commitment (other than any Defaulted Commitment) shall automatically be reduced to zero; provided, however, the Subscriber will remain obligated to (a) pay Company expenses, including management fees, any amounts that may become due under any borrowings or other financings or similar obligations and any other liabilities, contingent or otherwise, in each case to the extent they relate to the Commitment Period, (b) complete transactions that, at the end of the Commitment Period, are committed or otherwise with respect to which the Adviser has made an affirmative determination that the Company should participate, subject to completion of “due diligence” procedures and negotiation of acceptable price and other terms (and which, for the avoidance of doubt, includes funding any revolving credit facility or delayed draw-term facility that has not been fully drawn at the end of the Commitment Period), (c) satisfy any outstanding obligations pursuant to any credit facility or other lending arrangement, guaranty or other similar obligation, (d) fund follow-on investments made in existing portfolio companies (and not new investments) that, in the aggregate, do not exceed 10% of total commitments, (e) fund obligations under any Company guarantee or indemnity made during the Commitment Period, (f) hedge currency, interest rate, market or other risk with respect to existing investments and/or (g) fund any defaulted commitments. Under normal market conditions, given the anticipated high volume of potential investments, including potential co-investment transactions under any future exemptive relief, the Company expects that all or substantially all capital will be drawn during the Commitment Period.
“Commitment Period” shall mean the period beginning upon the execution of this Subscription Agreement and continuing through the end of the two-year anniversary of the execution of this

Subscription Agreement. After the Commitment Period, Subscribers may maintain all or a partial amount of their Commitment, and as a result, would maintain their earlier position in the Capital Call structure as described in Section 6.3, such that their Commitments would be drawn earlier than later Subscribers.
6.7    Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Shareholder (such Shareholder, an “Excluded Shareholder”) from purchasing Shares from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Shareholder’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Shareholder, the Company, the Adviser, any Other Shareholder or a portfolio company would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and any assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the Code. In the event that any Limited Exclusion Rights is exercised, the Company shall be authorized to issue an additional Drawdown Notice to the non-Excluded Shareholders to make up any applicable shortfall caused by such Limited Exclusion Right.
7.    Dividends; Dividend Reinvestment Plan
As described more fully in the Operative Documents, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, as determined by the Board in its discretion. If the Board authorizes, and the Company declares, a dividend or distribution, each Shareholder’s distribution will automatically be reinvested in additional Shares, unless a Shareholder elects to have its dividends or distributions paid in cash (the “Dividend Reinvestment Plan”). The Shareholder may “opt out” of the Dividend Reinvestment Plan by completing the Election Notice in Exhibit G attached hereto or by notifying the Adviser in writing no later than ten (10) calendar days prior to the record date fixed by the Board for distributions to the Shareholder. For the avoidance of doubt, a Shareholder’s distribution will either be paid by reinvesting such distribution in additional Shares of the Company pursuant to the Dividend Reinvestment Plan, or in cash, depending on such Shareholder’s election under the Dividend Reinvestment Plan.
8.    Remedies Upon Subscriber Default. In the event that a Subscriber fails to pay all or any portion of the Drawdown Purchase Price due from such Subscriber on any Drawdown Date (such amount, together with the full amount of such Subscriber’s remaining Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of 10 Business Days, the Company shall be permitted to declare such Subscriber to be in default of its obligations under this Agreement (any such Subscriber, a “Defaulting Subscriber”) and shall be permitted to pursue one or any combination of the following remedies:
8.1    The Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Drawdown Date;

8.2    The Company may pursue a lawsuit or other action to collect the Defaulted Commitment due to the Company;
8.3    The Company may cause the Defaulting Subscriber to forfeit up to one hundred percent (100%) of its Shares without payment or other consideration therefor and offer such forfeited portion of the Defaulting Subscriber’s Shares to the Company’s other Shareholders (other than any Defaulting Subscribers and subject to any restrictions on Transfers set forth in the LLC Agreement). The forfeited Defaulted Commitment shall be allocated to the other Shareholders pro rata according to their respective Unused Capital Commitments with any adjustment thereto that the Adviser may determine to be equitable. The Company will provide a notice to each Shareholder (other than Defaulting Subscribers) setting forth the amount of the forfeited portion of the Defaulting Subscriber’s Shares offered to such Shareholder. No Shares shall be transferred to any other Shareholder pursuant to this Section 8.3 in the event that the Transfer would violate any federal or state laws applicable to the Company. In the event that any Shareholder does not elect to accept its pro rata share of the forfeited portion of a Defaulting Subscriber’s Shares, such forfeited portion not accepted may be offered again by the Adviser in its sole discretion according to the provisions of this Section 8.3 as if such forfeited portion had not previously been offered. To the extent a Defaulting Subscriber’s Shares forfeited pursuant to this Section 8.3 is not reallocated to Shareholders, the Adviser may, in its sole discretion, offer all or any portion of such Shares to third parties, each of which will, as a condition of purchasing such Shares, become a party to the LLC Agreement. The sole consideration to the Defaulting Subscriber for each portion of such Defaulting Subscriber’s Shares reallocated to another Shareholder or purchased by a third party pursuant to this Section 8.3 will be the assumption by such Shareholder or third party, as applicable, of the Defaulting Subscriber’s obligation to make both defaulted and future capital contributions pursuant to its Commitment that are commensurate with the portion of the Defaulting Subscriber’s Shares being reallocated to such Shareholder or purchased by such third party. No Shares shall be transferred to any other Shareholder pursuant to this Section 8.3 in the event that the Transfer would violate any federal or state laws applicable to the Company. The Defaulting Subscriber acknowledges that it will not receive any payment for any Shares reallocated to Shareholders or purchased by a third party or parties pursuant to this Section 8.3 including for any funded portion of its Commitment related thereto or such Defaulting Subscriber’s share of any profits not yet distributed, even though the purchased Shares may have positive value at the time of such reallocation or purchase.
8.4    The Company may pursue any other remedies against the Defaulting Subscriber available to the Company, subject to applicable law. The Subscriber agrees that this Section 8.4 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Subscriber in the discretion of the Company. The Subscriber further agrees that the Subscriber cannot and shall not seek to enforce this Section 8 against the Company or any Shareholder; and
8.5    The Company shall be authorized to issue additional Drawdown Notices to non-Defaulting Subscribers to make up for any short-fall caused by a Defaulting Subscriber’s failure to fund any Drawdown Notice, provided that no Subscriber shall be obligated to fund more than its then Unused Capital Commitment.

9.    Representations, Warranties and Covenants of the Subscriber.
The Subscriber hereby represents and warrants to the Company as follows:
9.1    The Subscriber has received and carefully read a copy of the Memorandum outlining, among other things, the organization and investment objective and policies of, and the risks and expenses of an investment in, the Company. The Subscriber acknowledges that in making a decision to subscribe for Shares, the Subscriber has relied solely upon the Memorandum and independent investigations made by the Subscriber or its representatives in making its decision to purchase the Shares for which it hereby subscribes. The Subscriber is satisfied that it has received information with respect to all matters that it considers material to its decision to make this investment. The Subscriber understands the investment objective and policies of and the investment strategies that may be pursued by the Company. The Subscriber’s investment in the Company is consistent with the investment purpose and objective and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.
9.2    The Subscriber is aware that the fundamental risks and possible financial hazards of purchasing the Shares hereby subscribed for are described in the “Risk Factors” and “Certain Relationships and Related Transactions,” and “Director Independence” sections set forth in the Company’s Registration Statement on Form 10, and the Subscriber has carefully considered all of them. The Subscriber is further aware that such list of risk factors is not meant to be an exhaustive listing of all potential risks associated with an investment in the Company and are encouraged to review subsequent filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections therein.
9.3    The Subscriber fully understands the nature of the risks involved in purchasing Shares and is qualified by its own experience to evaluate investments of this type, or has relied upon the advice of someone so qualified. The Subscriber has relied upon the advice as to tax matters relating to an investment in the Company of someone appropriately qualified whom the Subscriber has retained to advise it as to such matters in light of its personal situation. The Subscriber is aware of the fundamental risks relating to the tax structure of the Company and the Subscriber has carefully considered all of them.
9.4    THE SUBSCRIBER UNDERSTANDS AND ACKNOWLEDGES THAT UNDER THE TERMS OF THE OPERATIVE DOCUMENTS, THE ADVISER HAS THE EXCLUSIVE RIGHT TO ALLOCATE THE COMPANY’S ASSETS WITHOUT PRIOR NOTICE TO, OR THE CONSENT OF, ANY SHAREHOLDER. THE SUBSCRIBER UNDERSTANDS THAT SUBSCRIBER MUST BE WILLING TO ENTRUST ALL ASPECTS OF THE COMPANY’S MANAGEMENT TO THE ADVISER.
9.5    THE SUBSCRIBER IS AWARE THAT THE UNDERWRITING OF AND INVESTING IN LOANS INVOLVES CONSIDERABLE RISK. THE PROFITABILITY OF A SIGNIFICANT PORTION OF THE COMPANY’S INVESTMENT PROGRAM DEPENDS TO A GREAT EXTENT UPON THE ABILITY OF THE ADVISER TO SUCCESSFULLY UNDERWRITE OR EVALUATE LOANS, AS WELL AS OTHER

FACTORS THAT IMPACT THE VALUE OF THE INVESTMENTS. THERE CAN BE NO ASSURANCE THAT THE ADVISER WILL BE ABLE TO ACCURATELY UNDERWRITE OR EVALUATE LOANS OR ACCURATELY ANTICIPATE FUTURE EVENTS WHICH MAY AFFECT PRICE MOVEMENTS OR THE VALUE OF SECURITIES.
9.6    The Subscriber acknowledges and understands the desirability of diversifying its investments by not placing a disproportionate portion of its assets in any one investment. The Subscriber represents that the portion of its assets which it proposes to invest in the Company is appropriate in light of its need for liquidity, its investment goals and other relevant factors.
9.7    The Subscriber is aware of its inability to readily liquidate its investment in the case of an emergency. In view of such facts, the Subscriber acknowledges that it has adequate means of providing for its current needs, anticipated future needs and possible contingencies. The Subscriber acknowledges and understands that the Shares being purchased by it have not been registered under the Securities Act, and that the offering and sale of the Shares is exempt from such registration by virtue of the provisions of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. Furthermore, the Subscriber understands that all offerings and sales made outside the United States will be made pursuant to Regulation S under the Securities Act. The Subscriber also understands that the Shares being purchased by it have not been registered under applicable state securities or “Blue Sky” laws. The Subscriber understands that there is no resale market for the Shares, and the Company is not required and does not intend to register the Shares under the Securities Act or applicable state securities laws. The Subscriber also understands that it may not assign its Shares without the consent of the Company or the Adviser, which consent may be given or withheld in the Company’s or the Adviser’s discretion, and that any Shares acquired by the Subscriber may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the Securities Act, any U.S. state securities laws or under the laws of any non-U.S. jurisdictions.
9.8    (i) The Subscriber may not Transfer any of its Shares or its Commitment unless (x) the Adviser provides prior written consent and (y) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and the terms of the Operative Documents and all other obligations as a Shareholder of the Company.
(ii) Notwithstanding any other provision of this Agreement, the Subscriber covenants that it will not transfer all or any part of the Shares or its Commitment (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), or any similar U.S. federal, state or non-U.S. law or regulation (collectively, “Anti-Money Laundering Laws”); or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.
9.9    The Subscriber understands that the Company, in its discretion and at any time, may require the Subscriber to withdraw its Commitment to the Company, in whole or in part (as described in the Operative Documents).
9.10    The Subscriber understands that no state or other governmental authority has made any finding or determination relating to the fairness of an investment in the Company.
9.11    The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment, or it, together with the purchaser representative appointed by the Subscriber (who is acting as its purchaser representative and whom it has so designated in writing and which writing it has delivered to the Company), have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of this investment.
9.12    The Subscriber represents and warrants that the Subscriber: (a) has sufficient financial standing to satisfy the obligations of a Shareholder under this Agreement; (b) is not domiciled in a country subject to trade embargoes imposed by the United Nations or the European Union; and (c) has not been (nor any of its directors or senior officers have been) formally charged or convicted of committing any act involving fraud, willful misconduct or misappropriation of funds during the five (5) years prior to the date of this Agreement.
9.13    The Subscriber understands that the Company will only offer Shares to prospective investors who are “accredited investors” as that term is defined in Rule 501(a) of the Securities Act and the Subscriber represents and warrants that it is an accredited investor.
9.14    The Subscriber represents and warrants that neither the Subscriber nor any person who through the Subscriber (including anyone who has investment discretion on the Subscriber’s behalf) will beneficially own the Shares has been subject to any “disqualifying event” (as defined in Rule 506(d)(1) under the Securities Act) at any time on or prior to the Subscriber’s investment in the Company. The representations and warranties set forth in this paragraph 9.14 shall be deemed repeated and reaffirmed by the Subscriber to the Company as of each Closing Date. Furthermore, the Subscriber agrees to provide the Company with (1) prompt written notice of the occurrence of any event specified above with respect to the Subscriber or any such beneficial owner and (2) any information, documentation or certifications (including, if requested, a “bad actor” disqualification questionnaire) required by the Company, in its sole discretion, to permit the Company to comply with its obligations pursuant to Rule 506(d) under the Securities Act.
9.15    The Subscriber represents and warrants that either: (i) the Subscriber is not required to register in any capacity with the U.S. Commodity Futures Trading Commission (“CFTC”) under the U.S. Commodity Exchange Act (“CEA”), or the rules and regulations of the CFTC thereunder; or (ii) the Subscriber is registered with the CFTC in each capacity in which it is required to be registered with the CFTC under the CEA, or the rules and regulations thereunder, Subscriber is a member of the U.S. National Futures Association (“NFA”) and Subscriber’s membership in NFA is not currently under suspension.  The Subscriber agrees to promptly notify the Adviser in writing in the event the foregoing representation ceases to be true and correct.
9.16    The Subscriber: (i) is not registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a business development company under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company.
9.17    During the course of the offering of the Shares, both the Subscriber and its advisors have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the terms and conditions of a proposed investment in the Company and the Subscriber’s advisors and have also had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about the Company.
9.18    The Subscriber represents and warrants to the Company that:
(a)    If it is a corporation or other entity, the Subscriber acknowledges and agrees that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and was not formed for the specific purpose of acquiring Shares of the Company; (ii) it has full power and authority to enter into and perform this Agreement; (iii) this Agreement constitutes a valid and binding obligation on the Subscriber’s part, enforceable against the Subscriber in accordance with its terms; and (iv) the execution, delivery and performance of this Agreement by the Subscriber has been authorized by all necessary corporate or other action on the Subscriber’s part, and will not violate any contract, restriction or commitment of or applicable to the Subscriber or any of its affiliates, or to the best of the Subscriber’s knowledge, any applicable law or government regulation;
(b)    All legal and tax advice, registrations, declarations or filings with, or licenses, approvals or authorizations of, any legislative body, governmental department or other governmental authority, necessary or appropriate in connection with its investment in the Company have been obtained or complied with;
(c)    The Subscriber understands (i) the investment objective and policies of the Company, (ii) the manner in which profits and losses will be allocated, and (iii) the method of compensating the Adviser, and the various risks associated therewith, including the risk of creating incentives to make investments that are more risky and speculative than would be the case in the absence of such compensation.

9.19    The Subscriber acknowledges or, if the Subscriber is acting as agent, representative, or nominee for a beneficial owner, has advised the beneficial owner that the Company reserves the right, without notice, to offer Shares through one or more affiliated selling agents or brokers on an exclusive or non-exclusive basis and to pay referral fees and commissions out of the fees and allocations payable to the Adviser.
9.20    The Subscriber understands that the Company (i) intends to file an election to be regulated as a BDC under the Investment Company Act and (ii) intends to elect to be treated as a regulated investment company within the meaning of Section 851 of the Code for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Subscribers should rely exclusively on information contained in the Operative Documents in making their investment decisions.
9.21    The Subscriber (i) acknowledges that a BDC may increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met; (ii) acknowledges that the Company’s initial Shareholder has approved a proposal that allows the Company to reduce its asset coverage to 150%; and (iii) agrees that the Company’s asset coverage ratio is 150% as permitted under the Investment Company Act.
9.22    The Subscriber acknowledges that it has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisors as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Shares, and believes that an investment in the Shares is suitable and appropriate for the Subscriber.
9.23    The Subscriber represents that the information contained in Exhibit A attached hereto is complete and accurate as of the date hereof and may be relied upon by the Company. The Subscriber further represents that it will notify the Company immediately in writing of any material change in any of such information that may occur at any time following the date of this Agreement.
9.24    The Subscriber understands that the Company is subject to know-your-customer and anti-money laundering rules, regulations and procedures and, as a result, it may require other documentation in addition to this Agreement or at any time change the minimum subscription requirements. Further, the Subscriber understands that the Company reserves the right to request such documentation or impose such minimums prior to deciding whether or not to accept this subscription.
9.25    The Subscriber acknowledges receipt of Part 1 and Part 2, as applicable, of the Form ADV (the “Form ADV”) of the Adviser. For so long as the Subscriber is a

Shareholder of the Company, the Adviser shall provide the Subscriber with each annual update to the Form ADV.
9.26    The Subscriber acknowledges that it is aware and understands that Eversheds Sutherland (US) LLP acts as U.S. counsel to the Company. The Subscriber also acknowledges that it is aware and understands that, in connection with this offering of Shares and subsequent advice to the Company, Eversheds Sutherland (US) LLP will not be representing Shareholders of the Company, including the Subscriber, and no independent counsel has been retained by the Company to represent Shareholders of the Company.
9.27    The Subscriber acknowledges that the Company may enter into a subscription facility for short-term borrowing (the “Borrowing Facility”). In connection with any such Borrowing Facility, the Subscriber hereby acknowledges to the Company pursuant to the Borrowing Facility that it is and shall remain absolutely and unconditionally obligated to fund its Unused Capital Commitment (including, without limitation, any Capital Contributions required during any suspension of, or after the termination of, the Commitment Period). The Subscriber further agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain the Borrowing Facility, and to not amend, modify, supplement, cancel, terminate, reduce or suspend any of its obligations under this Agreement.
Without limiting the generality of the foregoing, the Subscriber specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Subscription Agreement), grant security over (and, in connection therewith), Transfer (as defined in Section 9.7) its right to draw down capital from the Subscriber pursuant to Section 6.3, and the Company’s right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any Borrowing Facility or other indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 6.3. In connection with any Borrowing Facility, the Subscriber specifically agrees, for the benefit of the Company and such lenders, to the following:
(a) The Company may incur indebtedness for Company purposes pursuant to a Borrowing Facility and secure the Borrowing Facility by (i) the Unused Capital Commitments, (ii) the Company’s rights to issue Drawdown Notices, (iii) the Company’s right to exercise remedies against the Subscribers and the Other Subscribers for failure to pay for such Shares as required by the Drawdown Notices, (iv) the deposit account into which the payments for such Shares will be wired on the applicable Drawdown Dates, and (v) any related collateral and proceeds thereof;
(b) the Subscriber acknowledges to the Company that it understands that the lender (or agent for the lenders) under a Borrowing Facility is relying on each Subscriber’s Unused Capital Commitment as its primary source of repayment and may issue future Drawdown Notices and may exercise all remedies of the Company with respect thereto as part of such lenders’ remedies under the Borrowing Facility;
(c) in the event of a failure by any Subscriber to pay for such Shares, the Company and such lender is entitled to pursue any and all remedies available to it, including, in the case of the Company, issuing additional Drawdown Notices to non-Defaulting Subscribers in order to make up any deficiency caused by the default of the Subscriber, whose ownership in the Company would be diluted as a result;
(d) the Subscriber agrees that its obligation to fund Drawdown Notices pursuant to Section 6.3 is irrevocable, and shall be without setoff, counterclaim or defense of any kind, including any defense pursuant to Section 365 of the U.S. Bankruptcy Code (other than any defenses provided hereunder);
(e) the Subscriber has received full and adequate consideration on the date hereof for its Shares notwithstanding that they are to be paid and issued in subsequent installments, and any defense of non-consideration or similar defenses for its subscription are hereby waived by the Subscriber, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Company to issue Shares or for any such Shares to have positive value on the date of a Drawdown Notice;
(f) the Company may use the proceeds of any Share issuance for repaying outstanding loans under the Borrowing Facility;
(g) the Subscriber agrees that the Company may reveal the Subscriber’s identity on a confidential basis to the lenders under a Borrowing Facility;
(h) upon the reasonable request of the Company, the Subscriber will provide the Company with copies of its financial statements to the extent such financial statements are not otherwise publicly available and information about the Subscriber’s beneficial owners to enable the Company to comply with underwriting requests from any lender under a Borrowing Facility;
(i) any claim the Subscriber may have against the Company or another Subscriber in the Company shall be subordinate to any claim a lender under the Borrowing Facility may have against the Company or such Subscriber;
(j) the Subscriber acknowledges and confirms that the terms of the applicable Borrowing Facility and each agreement executed in connection therewith can be modified (including, without limitation, increases, decreases or renewals of credit extended, or the release of any guarantee or security) without further notice to such Subscriber and without its consent; provided, however, that in no event shall any such modification of any such document alter a Subscriber’s rights or obligations hereunder without such Subscriber’s written consent;
(k) each Subscriber acknowledges that the making and performance of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and that neither it nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to its obligations hereunder, and to the extent that it may hereafter be entitled to claim any such immunity, or to the extent that there may be attributed to it such an immunity (whether or not claimed), unless otherwise agreed in writing by the Company, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity;
(l) upon the withdrawal or transfer of the Subscriber’s interest in the Company in accordance with the terms hereof, such Subscriber acknowledges that it may be required at the time of such withdrawal or transfer to fund a Drawdown Notice to repay amounts outstanding under the Borrowing Facility equal to its share thereof; provided that such Subscriber shall not be required to fund a Drawdown Notice in excess of its Unused Capital Commitment.
9.28    The Subscriber acknowledges that the Company may compel the Subscriber to withdraw, in whole or in part, from the Company (a “Compulsory Withdrawal”), at any time without notice, if the Company reasonably and in good faith believes that the Subscriber’s continued participation in the Company would cause the assets of the Company to be deemed to be “plan assets” for purposes of ERISA or Section 4975 of the Code. No such Compulsory Withdrawal shall give rise to any claim or cause of action by the Subscriber. Distributions made in connection with a Compulsory Withdrawal: (i) may be made in either cash or other assets, including the issuance of a promissory note by the Company on such terms as may be reasonably determined by the Company; and (ii) shall be in an amount equal to what the Subscriber would have received in respect of its withdrawn Shares had the Company been dissolved and its assets sold at their fair value as of the withdrawal date. In the case of illiquid or restricted securities, the Subscriber’s share of such assets may be distributed to a special purpose vehicle that will be managed by the Adviser, with distributions made to the Subscriber as cash becomes available.
10.    Subscriber Information
10.1    The Subscriber has duly completed the tax information in Exhibit E (U.S. Internal Revenue Service (“U.S. IRS”) on Tax Forms W-8 or W-9 and confirms that the information provided is true and complete.
10.2    The Subscriber acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and other applicable automatic exchange of information regimes (including, but not limited to, the Common Reporting Standard developed by the Organisation for Economic Co-operation and Development) (“AEOI”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Subscriber and, if and to the extent required under FATCA or an applicable AEOI, the Subscriber’s direct and indirect beneficial owners (if any), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. IRS or other relevant government authority. The Subscriber agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA or an applicable AEOI. The Subscriber acknowledges that, if the Subscriber does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Subscriber and/or deduct from such Subscriber’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Subscriber’s not providing all requested information and documentation in a timely manner, and to ensure that such withholding taxes, interest, penalties and other losses or liabilities are economically borne by the Subscriber. The Subscriber shall have no claim against the Company, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions in the absence of willful misconduct and/or gross negligence.
10.3    The Subscriber acknowledges that a failure to deliver, upon request, any documents or relevant information to the Company, may result in the Subscriber being charged with any taxes, penalties, fines or any other charges imposed on the Company and attributable to such failure to provide the relevant documentation or information, and the Company may, in its sole discretion, redeem the Shares of such Subscriber.
10.4    The Subscriber has duly completed the requested forms in Exhibit E and confirms that the information provided is true and complete. The Subscriber agrees to provide new or additional forms upon the request of the Company or upon a change of facts upon which such forms were prepared.
11.    Appointment of Attorney-in-Fact.
11.1    The Subscriber hereby designates, constitutes and appoints the Adviser as its true and lawful attorney-in-fact for the Subscriber, and in the name, place and stead of the Subscriber from time to time to make, execute, verify, sign, acknowledge, record, deliver, swear to, file and/or publish such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business, in connection with qualification to do business and with the use of the name of the Company by the Company and the dissolution of the Company.
11.2    The foregoing grant of authority: (i) is a special power of attorney given to secure a proprietary interest of the Adviser or the performance of an obligation owed to the Adviser is irrevocable and shall survive the disability, death, incapacity, bankruptcy, termination or dissolution of the Subscriber; and (ii) shall survive the delivery of an assignment by a Shareholder of all or any portion of its Shares, except that where the assignee thereof has been approved by the Company for admission to the Company as a substitute Shareholder, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such substitution.
11.3    This power of attorney shall be valid and in full force and effect for a limited period equal to the duration of the Subscriber’s Commitment (unless earlier terminated pursuant to the provisions of this Agreement). The Subscriber hereby agrees that such duration is in the interest and for the benefit of all partners and is reasonable given the nature and duration of the investments made by the partners in the Company; provided, however, that, notwithstanding anything to the contrary in this Agreement, if any such power of attorney is determined to be invalid or voidable under applicable law due to the potential duration thereof, it is the intent of the Subscriber that the duration of such power of attorney be reduced to the maximum duration possible without rendering such power of attorney invalid or voidable under applicable law.
11.4    The Subscriber hereby agrees to execute and deliver to its attorney-in-fact (mandataire) above appointed, within five (5) Business Days after receipt of such attorney’s request therefor, such other and further powers of attorney or other instruments as such attorney deems necessary.
12.    Designation of Nominee.
In the event that the undersigned is acting as an agent, representative or nominee for an individual or entity who will be the beneficial owner of the Shares, please check here: ☐.
The Subscriber understands and acknowledges that the representations, warranties and agreements made in this Agreement are made by the Subscriber with respect to the beneficial owner of the Shares subscribed for hereby. The Subscriber represents and warrants that the Subscriber has all requisite power and authority from said beneficial owner to execute and perform the obligations under this Agreement and agrees to indemnify and hold harmless the Company and the affiliates, associates, advisors, partners, employees and agents of the Company from and against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and expenses and any and all other costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of, or resulting from, or based upon, any misrepresentation or breach of warranty by the Subscriber under this Agreement or in any other document furnished by the Subscriber to the Company in connection with the offer or sale of the Shares.
13.    Indemnification.
The Subscriber agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, their affiliates and each other person, if any, who controls or is controlled by any thereof, within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) (collectively, “Losses”) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein, in this Agreement or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction (“Subscriber Breach”); provided that the Subscriber shall not be required to indemnify the Company Parties (i) for any amount in excess of its Commitment to the Company or (ii) in circumstances where the Subscriber Breach does not result in Losses or adversely affect the Company Parties.
14.    Benefit Plan Investor.
Each Subscriber agrees, represents and warrants that, unless indicated on Section (E) of the attached Purchaser Questionnaire it is not, nor is acting on behalf of, (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) a “plan” that is subject to Section 4975 of the Code, (iii) a plan or arrangement subject to federal, state, local or non-U.S. laws that are substantially similar to the foregoing laws (“Similar Law”), or an entity that is deemed to hold the assets of any such plan or arrangement described in (i), (ii), or (iii) above (collectively, a “Plan”). Each Subscriber who indicates on Section (E) of the Purchaser Questionnaire that it is, or is acting on behalf of, a Plan agrees, represents and warrants, to the extent applicable, that:
14.1    The representations made in Section (E) of the Purchaser Questionnaire are true, accurate and complete, including, without limitation, the maximum percentage of the Subscriber’s assets which might constitute the assets of Benefit Plan Investors.
14.2    The decision to acquire Shares was made by a “named fiduciary” (within the meaning of Section 402(a) of ERISA) or a fiduciary under Similar Law with respect to the Plan (the “Fiduciary”), and, if the Fiduciary is not the Subscriber, the Subscriber has been duly authorized by the Fiduciary to enter into the Subscription Agreement and the Fiduciary has consulted with counsel to the extent deemed necessary with respect to such investment.
14.3    The Fiduciary has read and understands the risks of an investment in the Company and the Company’s fee structure, and has concluded that the proposed investment in the Company and the purchase and holding of Shares contemplated thereby (i) are consistent with its fiduciary responsibilities under ERISA, including, without limitation, the diversification and prudence requirements under ERISA, or Similar Law (ii) are in accordance with all requirements applicable to the Plan under its governing instruments and funding policy under ERISA or Similar Law and (iii) will not constitute, result in or otherwise involve a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or the violation of any Similar Law.
14.4    None of the assets of the Plan to be invested in the Company are assets with respect to which the Adviser or any affiliates thereof, or any placement agent, (i) is a fiduciary within the meaning of Section 3(21) of ERISA (as a result of providing investment advice or otherwise) or Similar Law, or (ii) has discretionary authority or control or renders investment advice.
14.5    The Subscriber and, if different, the Fiduciary, are independent of the Adviser and any affiliates thereof.
14.6    The Fiduciary has the authority and the discretion to make the investment decision to purchase Shares on behalf of the Plan and assumes full responsibility for making such investment decision, and in making this decision has not relied, and is not relying on, the investment advice of the Adviser or any affiliates thereof.
14.7     The Subscriber represents and warrants that the purchase and the holding of the Shares will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable similar laws.
15.    Anti-Money Laundering.
15.1    The Subscriber represents and warrants to comply with applicable anti-money laundering laws and regulations of the United States.
15.2    The Company requires each prospective Shareholder to provide proof of its identity. For individuals, a passport or similar identification must be provided. An entity must provide a certified copy of its organizational documents (articles of incorporation, certificate of formation, or similar documents). The Subscriber represents that all evidence of identity provided is genuine and all related information furnished is accurate and agrees to provide any information deemed necessary by the Company in its discretion, to comply with its anti-money laundering and anti-terrorist financing program and related responsibilities. The Subscriber acknowledges that in the event of delay or failure by the undersigned to produce any information required for verification purposes, the Company may refuse to accept the subscription and the subscription monies relating thereto, or may refuse to allow a withdrawal until proper information has been provided. The Subscriber represents that all evidence of identity provided is genuine and all related information furnished is accurate.
15.3    The Subscriber is either (check one of the following):
a.        Acquiring Shares for its own account, risk and beneficial interest, and:
i.    is not acting as agent, representative, intermediary/nominee or in any similar capacity for any other person;
ii.    no other person will have a beneficial or economic interest in the Shares; and
iii.    does not have any intention or obligation to sell, distribute, assign or transfer all or a portion of the Shares to any other person;
OR
b.        An investor intermediary investing in its own name on behalf of other investors, which, for these purposes, may include, without limitation, an introducing firm, an asset aggregator, a nominee or a fund of funds; and
i.    is subscribing for Shares as a record owner in its capacity as an agent, representative or nominee on behalf of one or more beneficial owners, and agrees that the representations, warranties and covenants made in this Agreement are made by it on behalf of itself and the beneficial owners; and
ii.    the Subscriber (i) has all requisite power and authority from the beneficial owners to execute and perform the obligations under this Agreement; (ii) has carried out investor identification procedures with regard to all beneficial owners to the extent it is required to do so by applicable law, and (iii) has established the identity of all beneficial owners, holds evidence of such identities to the extent it is required to do so by applicable law, and will make such information available to the Company upon request.
15.4    The Subscriber represents and warrants that, to the best of its knowledge, none of: (A) the Subscriber; (B) any person controlling or controlled by the Subscriber; (C) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or (D) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,1 any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below.
15.5    The Subscriber understands that the Company prohibits any investment in the Company by or on behalf of the following persons (each, a “Prohibited Investor”) and that the Subscriber confirms that the Subscriber:
•is not a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; or
1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a corporation owned by a non-U.S. government. In addition, a “senior foreign political figure: includes any corporation, business, or other entity that has been formed by or for the benefit of a senior foreign political figure.
2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

•is not a person with whom a transaction is prohibited by applicable provisions of Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department, in each case as amended from time to time;
•is not controlled by any person described in paragraphs 1 and 2 above;
•has not made or received payments to or from any persons in violation of the U.S. Foreign Corrupt Practices Act (as amended from time to time) and the regulations promulgated thereunder; and
•is not a foreign shell bank (a bank without a physical presence in any country).
15.6    The Subscriber represents and warrants that the Subscriber has not engaged in any conduct that would violate the USA PATRIOT Act, the Trading with the Enemy Act (50 U.S.C. § 1, et seq., as amended), the substantive prohibitions of the anti-boycott laws of the United States, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any enabling legislation or executive order relating thereto.
15.7    If the Subscriber is a non-U.S. banking institution (a “Foreign Bank”) or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, it represents and warrants to the Company that:
(a)    the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;
(b)    the Foreign Bank employs one or more individuals on a full-time basis;
(c)    the Foreign Bank maintains operating records related to its banking activities;
(d)    the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and
(e)    the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.
15.8    The Subscriber is not resident in, or organized or chartered under the laws of a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections

311 and 312 of the USA PATRIOT Act as warranting special measures due to primary money laundering concerns.
15.9    The Subscriber represents and warrants to the Company that the Subscriber understands and agrees that any withdrawal of Shares will be paid to the same account from which the Subscriber’s investment in the Company was originally remitted, unless the Company in its discretion, agrees otherwise.
15.10    The Subscriber represents and covenants that neither the beneficial owner, nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in it, is a Prohibited Investor. The Subscriber agrees to promptly notify the Company of any change in information affecting this representation and covenant.
15.11    The Subscriber acknowledges that if the beneficial owner is, or the Company reasonably believes that the beneficial owner is, a Prohibited Investor, the Company may be obligated to freeze its investment, either by prohibiting additional investments, declining any withdrawal requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or its investment may be immediately withdrawn by the Company, and it shall have no claim against the Company, the Adviser, the Administrator, or any of their affiliates for any form of damages as a result of any of the aforementioned actions.
15.12    The Subscriber represents that the amounts contributed by the Subscriber to the Company were not and are not directly or indirectly derived from activities that may contravene applicable laws and regulations, including anti-money laundering laws and regulations.
16.    Swaps.
The Subscriber represents and warrants that the Subscriber will not enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part, directly or indirectly, on the return with respect to the Company or its Shares (a “Swap”) with a counterparty or counterparties (each, a “Counterparty”), such that the Counterparty would be deemed to be: (i) a beneficial owner of Shares of the Company for purposes of the Investment Company Act; (ii) the beneficial owner of Shares of the Company for purposes of the CEA or the rules of the CFTC; (iii) an offeree or purchaser of Shares for purposes of the Securities Act; (iv) a client of the Adviser for purposes of the United States Investment Advisers Act of 1940, as amended (the “Advisers Act”); (iv) a purchaser of Shares for purposes of the Exchange Act (including, without limitation the anti-fraud rules thereunder); or (v) a holder of Shares who is an investor in a Plan.
17.    Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns; provided that neither party shall be entitled to make any assignment of its rights hereunder without the prior consent of the other party.

18.    Winding Up.
The Subscriber hereby agrees that it shall not take any action to present a petition or commence any case, proceeding, proposal or other action under any existing or future law of any jurisdiction, U.S. or non-U.S., relating to bankruptcy, insolvency, reorganization, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or analogous relief with respect to the Company or the debts of the Company unless and until an undisputed debt is immediately due and payable by the Company to the Subscriber.
19.    Third Party Rights.
A person who is not a party to this Agreement and who is granted rights pursuant to Section 11 of this Agreement (each, a “Beneficiary”) may, in their own right enforce their rights subject to and in accordance with the provisions of this Agreement. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement (including, without limitation, any Beneficiary) is not required for any amendment to, or variation, release, rescission or termination of this Agreement. In addition, the Subscriber agrees that any agent acting on behalf of the Company under any Borrowing Facility shall hereby be a third party beneficiary of the Agreement and shall, in accordance with the terms of the Borrowing Facility, have the right to enforce the obligations of the Subscriber to make Capital Contributions under the terms of this Agreement and to seek all available remedies against the Subscriber if the Subscriber fails to make such Capital Contributions.
20.    Governing Law.
This Agreement shall be governed by and construed according to the laws of the state of New York, without giving effect to conflicts of laws principles and in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the state of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. The parties agree that any action or proceeding arising, directly, indirectly or otherwise in connection, out of, related to or from this Agreement, any breach hereof, or any transaction covered hereby, may be resolved, whether by arbitration or otherwise, within the state of Delaware. Accordingly, the parties consent and submit to the jurisdiction of the courts of the state of Delaware.
21.    Further Assurances.
The parties agree that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.
22.    Article Headings.
The article headings contained in this Agreement are for reference purposes and shall not affect the meaning or interpretation of this Agreement.

23.    Reliance on Information.
The Subscriber understands and acknowledges that the Company will be relying on the accuracy and completeness of its responses to the questions contained herein. The Subscriber represents and warrants to the Company as follows:
(a)    the responses of the Subscriber are complete and correct and may be relied upon by the Company in determining whether the offering of Shares is exempt from registration under the Securities Act, and
(b)    the Subscriber will notify the Company immediately in writing of any material change in any response made herein after the date of this Agreement.
In addition, Subscriber agrees to provide the Company with such additional tax information as the Company or the Administrator may from time to time request.
24.    Acceptance of Subscription.
The Subscriber understands that the Company or its agent will inform the Subscriber whether this subscription has been accepted. The Subscriber acknowledges that the Company reserves the right to reject in its discretion this and any other subscription only in whole.
25.    Rejection of Subscription and Return of Subscription Amount.
If this subscription is not accepted, the Company shall as soon as practicable return any funds transferred by the Subscriber, without interest, at the expense and risk of the Subscriber, and this Agreement and any other documents delivered by the Subscriber may be destroyed by the Company.

SIGNATURE PAGE
The Subscriber and the Company have executed and delivered this Subscription Agreement this ______ day of__________________, _____.
Commitment Amount:______________________________
Executed by:

Name of Corporation, Trust, or Partnership
Subscriber (please type or print)

By:
Name:
Title:

By:
Name:
Title:

Crestline Lending Solutions, LLC

By:
Name: John S. Cochran
Title: Chief Operating Officer

For Internal Use Only
Do not write below this point
Accepted Commitment Amount     $___________

Special Commission Instructions
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EXHIBIT A
PURCHASER QUESTIONNAIRE
CRESTLINE LENDING SOLUTIONS, LLC

PURCHASER QUESTIONNAIRE
You are being asked to answer the questions that follow in connection with your subscription to purchase Shares of the Company. The Shares are being offered to a limited number of accredited investors without registration under the Securities Act in reliance on the private offering exemption contained in Regulation D promulgated thereunder. The availability of the exemption depends, in part, on a determination that each purchaser is able to adequately protect itself in the transaction and does not require the protections afforded by registration.
I represent and warrant that the information stated herein is true, accurate and complete to the best of my knowledge and belief; and I agree to notify the Company in writing and supply corrective information promptly if, prior to the consummation of my purchase of Shares or after the purchase of Shares, any of such information becomes inaccurate or incomplete.
THE SUBSCRIBER HEREBY GIVES EXPRESS WRITTEN CONSENT TO THE COMPANY TO REQUEST ADDITIONAL INFORMATION, OBTAIN CONSUMER REPORTS ON THE SUBSCRIBER OR THEIR BUSINESS, AND TO CONTACT THE BANKS AND PROVIDERS OF SERVICES LISTED IN THIS PURCHASER QUESTIONNAIRE TO VERIFY AND/OR CLARIFY THE INFORMATION CONTAINED HEREIN.

(A)    General Information
1.    The Subscriber(s) is (are) (check one):
☐    (a)    Individual;
☐    (b)    Joint tenants with right of survivorship;
☐    (c)    Tenants in common;
☐    (d)    Trust;
☐    (e)    Partnership (including an LP or LLP), formed in _______________;
☐    (f)    Limited Liability Company, formed in _______________________;
☐    (g)    Corporation incorporated in _______________________;
☐    (h)    Employee benefit plan;
☐    (i)    IRA or Keogh plan;
☐    (j)    Tax exempt organization (including, endowment or foundation), formed in ___________________; Please describe whether it is: a Corporation ☐, Trust ☐, or Other Entity ☐; or
☐    (k)    Other (please describe) _______________________________________.
2.    U.S. Federal Income Tax Certifications
The Subscriber certifies that:
(a) it ☐ (i) is or ☐ (ii) is not a U.S. Taxpayer (as defined below) (check either Item (i) or (ii) above);
(b) if the Subscriber checked Item (a)(i) above, the Subscriber has properly executed and furnished herewith an IRS Form W-9 certifying as to the Subscriber’s U.S. status of U.S. federal tax purposes; if the Subscriber checked Item (ii) above, the Subscriber has properly executed and furnished herewith an appropriate IRS Form W-8 certifying as to the Subscriber’s non-U.S. status for U.S. federal tax purposes (the relevant IRS Forms W-8 and W-9 are attached hereto);
(c) the taxable year provided herein is correct;
(d) it ☐ is or ☐ is not tax-exempt under Section 501(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (check the appropriate box above;

(e) it is not a partnership, grantor trust or S corporation (a “flow-through entity”) or, if it is a flow-through entity, substantially all of the value of each beneficial owner’s interest in the Subscriber is not attributable to the Subscriber’s Shares of the Company and the Subscriber was not formed for a principal purpose of investing in the Company;
(f) the Subscriber agrees to furnish to the Company such additional tax-related documentation as the Company may from time to time request, and acknowledges that failure to furnish requested information may subject the Subscriber to U.S. withholding taxes and mandatory withdrawal from the Company; and
(g) it agrees to notify the Company immediately of any change in the information provided in this Section 2.
As used herein, the term “U.S. Taxpayer” includes a U.S. citizen or resident alien of the United States (as defined for United States federal income tax purposes); any entity treated as a partnership or corporation for U.S. tax purposes that is created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia; any other partnership that is treated as a U.S. person under U.S. Treasury Department regulations; any estate, the income of which is subject to U.S. income taxation regardless of source; and any trust over whose administration a court within the United States has primary supervision and all substantial decisions of which are under the control of one or more U.S. fiduciaries. Persons who have lost their U.S. citizenship and who live outside the United States may nonetheless in some circumstances be treated as U.S. Taxpayers.
3.    Beneficial Owner of the Shares for Purposes of Rule 506(d)
Please respond to each question below with respect to the beneficial owner of the Shares. For purposes of items (a) through (i) below, the term “beneficial owner” is interpreted in the same manner as under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, under Rule 13d-3 thereof has or shares, or is deemed to have or share (a) voting power, which includes the power to vote, or to direct the voting of, the Shares; and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the Shares. Beneficial ownership includes both direct and indirect interests, determined as under Rule 13d-3 thereof.
(a)    Has the beneficial owner, within the last ten (10) years, been convicted of a felony or misdemeanor (a) in connection with the purchase or sale of any security, (b) involving the making of any false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?
        Yes                    No
(b)    Is the beneficial owner subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the beneficial owner from engaging in or continuing to engage in any conduct or practice (a) in connection with the purchase or sale of any security, (b) involving the making of a false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?
        Yes                    No
(c)    Is the beneficial owner subject to a Final Order1 of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration, that:
(a)  bars the beneficial owner from:
(1) association with an entity regulated by such commission, authority, agency, or officer;
(2)  engaging in the business of securities, insurance, or banking; or
(3)  engaging in savings association or credit union activities; or
(b)  constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years?
        Yes                    No
(d)    Is the beneficial owner subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that (a) suspends or revokes the beneficial owner’s registration as a broker, dealer, municipal securities dealer or investment
1     The term “Final Order” means a written directive or declaratory statement issued by a federal or state agency described in (iii) above pursuant to applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

adviser, (b) places limitations on the beneficial owner’s activities, functions or operations, or (c) bars the beneficial owner from being associated with any entity or from participating in the offering of any penny stock?
        Yes                    No
(e)    Is the beneficial owner subject to any order of the SEC, entered in the last five (5) years, that orders the beneficial owner to cease and desist from committing or causing a violation or future violation of (a) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (b) Section 5 of the Securities Act?
        Yes                    No
(f)    Is the beneficial owner suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
        Yes                    No
(g)    Has the beneficial owner filed as a registrant or issuer, or has the beneficial owner been named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (a) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (b) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?
        Yes                    No
(h)    Is the beneficial owner subject to (a) a United States Postal Service false representation order entered into within the last five (5) years, or (b) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
        Yes                    No
(i)    If the answer is “yes” to any of questions (a) through (h) above, has the beneficial owner obtained a waiver from disqualification under Rule

506(d)(2) either (a) from the SEC or (b) from the court or regulatory authority that entered the relevant order, judgment or decree?
        Yes                    No
If the answer is “Yes” to any of questions (a) through (h) above, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
The Subscriber hereby confirms that the foregoing statements are true, accurate and complete. The Subscriber further acknowledges, represents, warrants and agrees that (a) the Company is relying on these responses in order to satisfy certain obligations the Company has under federal securities laws, including in connection with SEC filings made by or with respect to the Company, (b) the Subscriber has acted with reasonable care in conducting due diligence (including, in light of the circumstances, making factual inquiry into the existence of any disqualification) to confirm the veracity of its responses, and (c) for so long as the Subscriber holds any Shares of the Company, the Subscriber will notify the Company in writing as soon as reasonably practicable if there is any change in any of the responses set forth herein or if the beneficial owner becomes aware of any pending or threatened proceeding, judgment, order, or other action or circumstance that is reasonably likely to result in any change in the responses set forth herein.
4.    Beneficial Owner of the Shares for Anti-Money Laundering Purposes
Does the prospective Subscriber have any beneficial owners that directly, or indirectly through intermediaries, beneficially own 25% or more of any voting or non-voting class of equity interests of the prospective Subscriber?
        Yes                    No
If “Yes”, please list the name physical address, date of birth (for individuals) or date of formation (for entities), and tax identification number of each such beneficial owner, and to the extent such beneficial owner is an entity, list the names of its directors, general partners, or members, as applicable. Please attach additional pages as necessary.

Name	Address	DOB/Date of Formation	Tax Identification Number

(B)    Familiarity with Investment Funds
If the Subscriber is an employee benefit plan, an endowment, a foundation, a corporation, partnership, trust or other legal entity; it is:
•Organized under the laws of:
________________________________________________
(List state, province or similar political subdivision and country)
•and has its principal place of business in:
________________________________________________
•Please provide a copy of the organizational documents.
Please provide the following information regarding the person making the investment decision on behalf of the Subscriber-entity:
●    A true and correct copy of a driver’s license or photo page of a passport.
●    Documentation authorizing the person to make investment decisions on behalf of the Entity.
●    Employment Information:

Name and address of employer:

Telephone number of employer:
●    Describe the person’s occupation and any other business connections reflecting knowledge and experience of financial matters (service on boards of directors, professional licenses, etc.):
_______________________________________________________________________________________________________________________________________________________________________________________

●    Does such person have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks associated with investing in the Company?
        Yes                   No
(C)    Confirmation of Accredited Investor Status
In order to subscribe for Shares of the Company, you must confirm that you are an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act. Please check all appropriate boxes on the following pages indicating the basis upon which the Subscriber qualifies as an accredited investor under Rule 501(a) of the Securities Act.
☐    The Subscriber is a natural person whose individual net worth as of the date hereof (or combined net worth with the Subscriber’s spouse or spousal equivalent if the Subscriber is married) exceeds $1,000,000. For purposes of determining the Subscriber’s net worth, the Subscriber must exclude the value of his or her primary residence and any indebtedness secured by the primary residence up to its estimated fair market value (i.e., any indebtedness secured by the residence that is in excess of the value of the home should be considered a liability and deducted from the Subscriber’s net worth). The Subscriber must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within sixty (60) days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Subscriber’s net worth).
☐    The Subscriber is a natural person who had an individual “income” exceeding $200,000 during both of the two most recently completed calendar years (or a joint income with the Subscriber’s spouse or spousal equivalent in excess of $300,000 in each of those years) and who has a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this document, the term “income” means adjusted gross income reported or to be reported on a federal income tax return, increased by (i) any deductions for long-term capital gains (under Section 1202 of the Code); (ii) any deductions for depletion (pursuant to Section 601 et seq. of the Code); (iii) any exclusions of interest (pursuant to Section 103 of the Code); (iv) any losses of a partnership allocated to the Undersigned as an individual limited partner (as reported on Schedule E of Form 1040); (v) amounts contributed to an Individual Retirement Account or Keogh retirement plan; (vi) alimony paid; and (vii) elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

☐    The Subscriber is a natural person who holds in good standing (a) one or more professional certifications or designations identified by the SEC and arising out of an exam or series of exams administered by a self-regulatory organization or accredited educational institution to demonstrate the Subscriber’s comprehension and sophistication in respect of securities and investments or (b) credentials from an accredited educational institution that the SEC has identified as qualifying a natural person as an “accredited investor.”2
☐    The Subscriber is a (i) bank, as defined in Section 3(a)(2) of the Securities Act; (ii) “savings and loan association,” “building and loan association,” “cooperative bank,” or “homestead association,” as such terms are defined in Section 3(a)(5)(A) of the Securities Act; (iii) an insurance company, as defined in Section 2(a)(13) of the Securities Act; (iv) broker or dealer registered under the Exchange Act; (v) investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); or (vi) an investment adviser registered under the Advisers Act, or relying on an exemption from registration with the SEC under Section 203(l) or (m) of the Advisers Act, or an investment adviser registered under the laws of a U.S. state.
☐    The Subscriber is a business development company as defined in Section 2(a)(48) of the Investment Company Act.
☐    The Subscriber is (a) a “Family Office”3 that (i) has in excess of $5,000,000 in assets under management, (ii) was not formed for the purpose of investing in the Company and (iii) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the
2 As of the date hereof, the SEC has identified the Series 7, Series 65 and Series 82 licenses administered by FINRA as professional certifications, designations or credentials that will qualify a natural person as an “accredited investor.”

3 “Family Office” means a company that (i) has no clients other than Family Clients; (ii) is wholly owned by Family Clients and is exclusively controlled (directly or indirectly) by one or more family members and/or family entities; and (iii) does not hold itself out to the public as an investment adviser.

Company; or (b) a “Family Client”4 whose investment in the Company is directed by such a Family Office.
☐    The Subscriber is a trust with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and the investment decisions for which are made by a sophisticated person capable of evaluating the merits and risks of the proposed investment.
☐    The Subscriber is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are accredited investors.
☐    The Subscriber is a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or Section 301(d) of the Small Business Investment Act of 1958, as amended.
☐    The Subscriber is a private business development company as defined in Section 202(a)(22) of the Advisers Act.
☐    The Subscriber is a “rural business investment company” as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act.
☐    The Subscriber is a non-profit organization of the type described in Section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
4 “Family Client” means (i) a current or former family member (as defined below) or current or former key employee (as defined below); (ii) any non-profit organization, charitable trust (including charitable lead trusts and charitable remainder trusts whose only current beneficiaries are other Family Clients and charitable or non-profit organizations), or other charitable organization, in each case exclusively funded by one or more other Family Clients; (iii) any estate planning vehicle of a current or former family member or key employee; (iv) any irrevocable trust in which the sole beneficiaries or the sole grantors are other Family Clients; (v) any trust in which each trustee is a key employee and each grantor is a key employee and/or such key employee’s current or former spouse or spousal equivalent; and (vi) any company wholly-owned (directly or indirectly) by, or operated for the sole benefit of, one or more other Family Clients.

As used herein, a “family member” means all lineal descendants (including by adoption, stepchildren, foster children, and individuals that were a minor when another family member became a legal guardian of that individual) of a common ancestor (who may be living or deceased), and such lineal descendants’ spouses or spousal equivalents; provided that the common ancestor is no more than ten (10) generations removed from the youngest generation of family members.

As used herein, a “key employee” means an executive officer, director, trustee, general partner, or person serving in a similar capacity at the Family Office or any employee (other than an employee performing solely clerical, secretarial, or administrative functions) who, in connection with his or her regular functions or duties, participates in the investment activities of the Family Office, provided that such employee has been performing such functions and duties for or on behalf of the Family Office, or substantially similar functions or duties for or on behalf of another company, for at least twelve (12) months.

☐    The Subscriber is an “employee benefit plan” (within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and either (i) the decision to invest in the Company was made by a plan fiduciary that is a bank, savings and loan association, insurance company or registered investment adviser; or (ii) the plan has total assets exceeding $5,000,000; or (iii) if a self-directed plan, the investment decisions are made solely by persons who, if executing this document, would be able to check one or more of the boxes above.
☐    The Subscriber is a plan established and maintained by a State, its political subdivisions, or an agency or instrumentality of a State or its political subdivisions, for the benefit of its employees and such plan has assets in excess of $5,000,000.
☐    The Subscriber is an entity, other than any entity described above, but including an Indian tribe, governmental body, investment fund or non-U.S. entity, that (a) was not formed for the purpose of investing in the Company and (b) owns Investments5 with a value, net of Acquisition Indebtedness,6 of at least $5,000,000.
☐    The Subscriber is an entity. Each of the Subscriber’s equity investors (whether direct or indirect), if executing this document, would be able to qualify under one or more of the items above.
5 “Investments” means the following types of assets:
•Securities. All securities, including stocks, bonds, notes, limited partnership interests, etc., but excluding securities of any company which the Subscriber controls, is controlled by, or is under common control with, unless that company is a registered investment company; privately-offered investment fund; broker-dealer, bank, insurance company, finance company, commodity pool; company that files periodic reports with the SEC; company listed on a “designated offshore securities market” (within the meaning of Regulation S); or company with shareholders’ equity of at least $50,000,000.
•Real Estate. Real estate held for investment purposes, i.e., not used by the Subscriber or any Related Person of the Subscriber for personal purposes (e.g., as a personal residence), as a place of business, or in connection with the conduct of a business of the Subscriber or any “related person” of the Subscriber. Residential real estate is not used for personal purposes if deductions as to it are allowable under the Code.
•Commodity Interests. Commodity interests (futures contracts, options on futures contracts, options on physical commodities traded on or subject to contract market regulation, “swaps” and other financial contracts), and Physical Commodities held for investment purposes. The value of a Commodity Interest is the value of the initial margin or option premium deposited in connection with the Commodity Interest.
•Cash and Cash Equivalents. Cash and cash equivalents (including certificates of deposit, bankers acceptances and similar instruments, and the cash surrender value of insurance policies) held for investment purposes. This excludes cash used by the Subscriber to meet its day-to-day expenses or for working capital.
6 “Acquisition Indebtedness” means outstanding indebtedness incurred by the Subscriber to acquire any of the investments described above. If the Subscriber is a Family Company, include indebtedness incurred by owners of the Subscriber to acquire the Subscriber’s investments.

(D)    Confirmation of Status as Benefit Plan Investor
(a)    Overview
A Benefit Plan Investor means a “benefit plan investor” as defined in U.S. Department of Labor Regulation codified at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, which includes:
(i)    any employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA;
(ii)    any plan to which Section 4975 of the Code applies (which includes a trust described in Section 401(a) of the Code that is exempt from U.S. federal income tax under Section 501(a) of the Code, a plan described in Section 403(a) of the Code, an individual retirement account or annuity described in Sections 408 or 408A of the Code, a medical savings account described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code and an education savings account described in Section 530 of the Code); and
(iii)    any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (generally because 25 percent or more of a class of equity interests in the entity is owned by plans). An entity will be considered to hold plan assets only to the extent of the percentage of the equity interests in the entity held by Benefit Plan Investors. Benefit Plan Investors also include that portion of any insurance company’s general account assets that are considered “plan assets” and (except to the extent the entity is an investment company registered under the Investment Company Act) the assets of insurance company separate account or bank common or collective trust in which plans invest.
(b)    Status as Benefit Plan Investor (Please Check Each as Applicable)
Is the Subscriber acquiring Shares on behalf of itself or another entity which is a “Benefit Plan Investor” as such term is defined in Section F(a) above (including an Individual Retirement Account (“IRA”) Subscriber)?
    Yes        No
Subscribers answering “yes” please check each box that accurately describes the Subscriber:
(1)        The Subscriber is, or is acquiring the Shares on behalf of, a plan that is subject to the fiduciary responsibility provisions of Title I of ERISA.

(2)        The Subscriber is, or is acquiring the Shares on behalf of, a plan to which Section 4975 of the Code applies (but that is not subject to the fiduciary responsibility provisions of Title I of ERISA).
Please notify the Company immediately if you checked the box (2) above and the Subscriber becomes subject to the fiduciary responsibility provisions of Title I of ERISA.
(3)    Is the Subscriber an insurance company general account?
    Yes        No
If the Subscriber answered the above question “yes,” please indicate the maximum percentage (if any) of the Subscriber’s assets that it is anticipated might constitute the assets of Benefit Plan Investors during the period of its investment in the Company (if none, please indicate “0”):
_________ %
(4)    Is the Subscriber an entity (other than an insurance company general account) whose underlying assets include plan assets by reason of a plan’s investment in the entity?
    Yes        No
If the Subscriber answered the above question “yes,” please indicate the maximum percentage of the investor’s assets that it is anticipated might constitute the assets of Benefit Plan Investors during the period of its investment in the Company:
_________ %
(5)    Is the undersigned a person who has discretionary authority or control over the assets of the Company or renders investment advice for a fee (direct or indirect) with respect to such assets, or an “affiliate” thereof? For purposes of this representation, an “affiliate” is any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person, and control with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.
    Yes        No
(6)    Is the Subscriber a participant-directed plan?
    Yes        No

(If the answer to item (6) above is yes, please contact the Administrator.)
I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions. I represent and warrant to the Company as follows: (i) the answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the offering of Shares is exempt from registration under the Securities Act, and (ii) I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of Shares.
I will also provide upon request of the Company a copy of a personal financial statement reflecting my assets, liabilities, and net worth or recent tax return to reflect my income.
(E)    Confirmation of Investment Company/Private Fund Status
1.    Is the Subscriber an investment company or a private fund? A “private fund” means an issuer that would be an “investment company” (as defined in Section 3 of the 1940 Act) but for Section 3(c)(1) or 3(c)(7) thereof.
    Yes        No
2.     If the answer is “Yes,” would the amount of the Subscriber’s subscription to the Company, combined with the Subscriber’s investments in other securities, exceed 40% of the value of the Subscriber’s total assets?
    Yes        No
3.    Was the Subscriber organized for the specific purpose of acquiring an interest in the Company?
    Yes        No
4.    Have shareholders, partners or other holders of equity or beneficial interests in the Subscriber been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in the Subscriber’s investment in the Company (i.e., have investors in the Subscriber been permitted to determine whether their capital will form part of the specific capital invested by the Subscriber in the Company)?
    Yes        No

(F)    Other Information
Bank Holding Company Status
Is the Subscriber a BHC Investor?7
☐    Yes    ☐    No
“Pay to Play”
(a)    The Subscriber ☐ (is) ☐ (is not) (please check one) a government entity.8
(b)    If the Subscriber is acting as trustee, custodian or nominee for a beneficial owner that is a government entity, please provide the name of the government entity:
__________________________________________________________________
__________________________________________________________________
(c)    If the Subscriber is an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity:
__________________________________________________________________
Please note that, if the Subscriber enters the name of a government entity in this Item (c), the Company will treat the Subscriber as if it were the government entity for purposes of Rule 206(4)-5 (the “Pay to Play Rule”) promulgated under the Advisers Act.
7     A “BHC Investor” is, or is an affiliate of, a bank holding company, as defined in the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”), or is a non-bank subsidiary of such bank holding company, or is otherwise subject to the BHCA. .
8     For these purposes, “government entity” means any U.S. state (including any U.S. state, the District of Columbia, Puerto Rico, the U.S. Virgin Islands or any other possession of the United States) or political subdivision of a state, including:
(i)     any agency, authority, or instrumentality of the state or political subdivision;
(ii)     a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan,” as defined in Section 414(j) of the Code, or a state general fund;
(iii)    a plan or program of a government entity; and
(iv)     officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. (Note that any such officers, agents, or employees will not be considered a government entity if they are making an investment in the Company not in their official capacity.)

(d)    If the Subscriber is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Item (c), the Subscriber hereby certifies (by checking the below box) that:
☐    other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Company, the Adviser or their affiliates in connection with the Subscriber’s subscription.
If the Subscriber cannot make such certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Company, the Adviser or their affiliates, employees or third-party placement agents would be subject to in connection with the Subscriber’s subscription:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
Placement Agent
Was the Subscriber referred to the Company by a placement agent?
☐    Yes    ☐    No
If yes, please provide the name, address, and telephone number of the placement agent:
__________________________________________________________________
__________________________________________________________________
Purchase of Shares Using Financing
Is the Subscriber subscribing for an interest in the Company using the financing of a third party, such as the proceeds of a loan?
☐    Yes    ☐    No
Description of Subscriber – Form PF
Each Subscriber must check one box below that most accurately describes the Subscriber and its beneficial owners. All capitalized terms used below are defined as set forth in under “Definitions” below.

☐ An individual that is a United States Person (including his/her trusts)	☐ A non-United States person or entity (including their trusts)	☐ A broker-dealer
☐ An insurance company	☐ An investment company registered with the Securities and Exchange Commission	☐ An external private fund
☐ An internal private fund	☐ A non-profit	☐ A pension plan (excluding a governmental pension plan)
☐ A banking or thrift institution	☐ A state or municipal Government Entity (excluding a governmental pension plan)	☐ A state or municipal governmental pension plan
☐ A sovereign wealth fund and foreign official institution (excluding pension plans)
☐ Investors that are not United States persons and about which the foregoing beneficial ownership information is not known and cannot reasonably be obtained because the beneficial interest is held through a chain involving one or more third-party intermediaries

Definitions
“Government Entity” means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof, and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in their official capacity.
“Private Fund” means any issuer that would be an investment company as defined in Section 3 of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), but for Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
“United States Person” has the meaning set forth in Regulation S promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), except that a discretionary account managed by a non-U.S. related person of the Adviser for the benefit of a United States Person is also a United States Person.
Public Disclosure Laws
Is the Subscriber subject to the Freedom of Information Act, 5 U.S.C § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any similar statutory or legal right that might result in the disclosure of confidential information relating to the Company (together with FOIA, “Public Disclosure Laws”).
☐    Yes    ☐    No
If the Subscriber is subject to Public Disclosure Laws, please indicate the relevant laws to which the Subscriber is subject.
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

(G)	Registration Information
A. General Information
1. Full Name of Subscriber(s):	______________________________________ ______________________________________

2. Address for Notices (Individuals must provide a residential address and entities must provide a physical place of business address. PO Boxes are not sufficient.) :[9]	______________________________________ _______________________________________
3. Telephone Number:	______________________________________
4. Facsimile Number:	______________________________________
5. Address of Main Office: (if different from above)	______________________________________ ______________________________________
6. Address of Registered Office: (if different from above)	______________________________________ ______________________________________
7. IRS Taxpayer ID or Social Security Number:	______________________________________
8. Date of Birth (for individual investors) or Date of Formation (for entity investors): 9. Taxable Year End:	______________________________________
10. E-mail Address:	______________________________________
B. Distributions
Subscriber hereby requests that the Company pay any distributions elected to be paid in cash to the following account, except as Subscriber otherwise notifies the Company in writing:
1. Name of Bank:	_____________________________________
2. Name of Banking Officer:	_____________________________________
3. ABA Number:	_____________________________________
4. Account Number:	_____________________________________
5. Account Name:	_____________________________________
6. Telephone Number of Bank:	_____________________________________
9 Please note that non-U.S. Subscribers must also provide proof of residence (i.e. a utility bill, bank letter or other verification).

7. Facsimile Number of Bank:	_____________________________________
8. City and State of Bank:	_____________________________________
C. Subscriber Contact Information
Primary Contact:
1. Name:	_____________________________________
2. Address: (if different from above)	_____________________________________ _____________________________________
3. Telephone Number:	_____________________________________
4. Mobile Number:	_____________________________________
5. E-mail:	_____________________________________
☐ Pursuant to Section D (“Consent to Electronic Delivery”), Subscriber hereby authorizes the Company to provide Company-related communications and documents electronically via a secure website.
☐    Subscriber, including any authorized third party recipients, hereby acknowledges that electronic delivery of Company-related communications and documents may include features such as hyperlinks embedded in an email alert, which may not require the Subscriber to enter login credentials in order to access such documents. The Subscriber acknowledges that standard terms of use will apply to any such features, and none of the Company, the Adviser, the Administrator or any of their respective affiliates are responsible for any use or misuse of such electronic delivery features.

Secondary Contact (if any):
6. Name:	_____________________________________
7. Address: (if different from above)	_____________________________________ _____________________________________
8. Telephone Number:	_____________________________________
9. Mobile Number:	_____________________________________

10. E-mail:	_____________________________________
11. Documentation (check as many as apply):

Consultant (if any):
1.Name:	_____________________________________
2.Address: (if different from above)	_____________________________________ _____________________________________
3.Telephone Number:	_____________________________________
4.Mobile Number:	_____________________________________
5.E-mail:	_____________________________________
Custodian (if any):
1.Name:	_____________________________________
2.Address: (if different from above)	_____________________________________ _____________________________________
3.Telephone Number:	_____________________________________
4.Mobile Number:	_____________________________________
5.E-mail:	_____________________________________

D.Consent to Electronic Delivery
As a Subscriber for Shares of the Company you will receive, from time to time, certain communications from the Company, the Adviser, and the Administrator that are related to the Company or which are required under the Investment Company Act or the Advisers Act. The Company, the Adviser, and the Administrator reserve the right to provide, and you consent to receive, these communications electronically through e-mail, posting to a private website or other electronic medium. These communications include, for example (and without limitation), annual reports, quarterly reports, tax related documents, Company-related documentation, amendments to such Company documentation, the Form ADV Part 2, if any, of the Adviser and related updates and supplements, privacy notices, and any other communications required under the Investment Company Act or the Advisers Act.
By subscribing for Shares of the Company you hereby agree that all communications provided to you via electronic delivery will be deemed to constitute good and effective delivery to you when sent or posted by the Company, the Adviser, or the Administrator. The Company, the Adviser, or the Administrator will send all e-mails to the e-mail address you provide to us. If an e-mail notification is undeliverable, we will provide the delivery to your postal mail address of record. This consent will continue until you notify the Company in writing that your consent is revoked.
You hereby acknowledge (i) that electronic communications are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient; (ii) the Company, the Adviser, and the Administrator have made no warranties in relation to these matters and (iii) the Administrator, the Company, and the Adviser reserve the right to intercept, monitor and retain electronic communications to and from its systems as permitted by applicable law.
If you have any doubts about the authenticity of an electronic message purportedly sent by the Company, the Adviser, or the Administrator you are required to contact the purported sender immediately.
You acknowledge that you must have an e-mail account, access to an Internet browser and Adobe Acrobat Reader® (Acrobat® software is available for download free of charge at www.adobe.com).

EXHIBIT B
CLIENT PRIVACY NOTICE
Pursuant to the Gramm-Leach-Bliley Act, Public Law No. 106-102, and the rules issued thereunder regarding the Privacy of Consumer Financial Information and Safeguarding Personal Information, institutions that provide certain financial products or services to individuals to be used for personal, family, or household purposes are required to provide written notices to their customers regarding disclosure of nonpublic personal information. This Client Privacy Notice (“Privacy Notice”) is being provided to you on behalf of the Adviser (“we” “our,” or “us”) to comply with this requirement. This Privacy Notice applies to current and former investors.
If you are a California resident, please review our California-Specific Privacy Policy for additional disclosures, our Notice at Collection, and a description of your rights under the California Consumer Privacy Act.
We will provide notice of our Privacy Notice annually, as long as you maintain an investment with us. As we update this Privacy Notice, we will notify you about significant changes as required by law.
Why and How We Collect Personal Information
In order to accurately and efficiently conduct our investment program, we must collect and maintain information about you from a variety of sources, including:
●    an account application, subscription agreement, investor questionnaires, correspondence or similar forms for data, such as your name, address, social security number or taxpayer identification number, citizenship, date of birth, marital status, occupation, employment information, amount of investments, or salary and net worth information;
●    your transactions, experience or conversations with us, our affiliates and outside representatives regarding your participation in each of our funds, your capital account balance, contributions and distributions, and, in the case of an investor that is an individual retirement account, information with regard to such account;
●    your transactions with non-affiliated third party service providers and financial institutions that we engage in the course of our everyday business necessary to effect, administer or enforce on our clients’ behalf; and
●    information we may receive from a consumer reporting agency.
How We Protect Your Information
We do not disclose any non-public personal information about you to anyone, except as permitted or required by law and regulation.

We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you and only our employees and service providers that have a “need to know” your information to perform their jobs, such as to conduct our business, and who have agreed to the proper handling of such information and who have agreed to keep the information confidential are authorized to have access to your personal information. It may be necessary, under anti-money laundering and similar laws, to disclose information about the Company’s investors in order to accept subscriptions from them. We maintain physical, electronic, and procedural safeguards to protect your nonpublic personal information. In addition, we will continue to assess new technology for protecting information with regard to our investors.
Sharing Information With Our Affiliates
We may share your information (as described above) with our affiliates as permitted by applicable law, such as to provide you with services that you have requested. Our affiliates are entities controlled or owned by us, or entities that control us or are under common control with us.
Disclosure to Nonaffiliated Third Parties
We may share your information (as described above) with firms that we hire to perform services for us, such as our attorneys, accountants, auditors, brokers, bankers, and entities that assist us with fundraising for our funds (such efforts may include communications with prospective future investors).
We share information with nonaffiliated service providers and financial institutions only if they agree to protect the confidentiality of your non-public personal information and to use the information only for purposes for which it is disclosed to them.
In addition, with your consent, we may share your personal information with entities other than our affiliates and service providers described herein. Also, we may disclose information to others, including nonaffiliated companies, as required or permitted by applicable law. We will also release information about you if you direct us to do so, if compelled to do so by law, or in connection with any government or regulatory organization request or investigation. We maintain physical, electronic and procedural safeguards that comply with federal standards to safeguard your non-public personal information and which we believe are adequate to prevent unauthorized disclosure of such information.
We do not otherwise provide information about current, former, and prospective individual Subscribers to outside firms, organizations or individuals except at the Subscriber’s request or to attorneys, accountants and auditors of any current, former and prospective individual Subscriber.
CALIFORNIA -SPECIFIC PRIVACY POLICY
The California Consumer Privacy Act, California Civil Code § 1798.100 et seq., (with any implementing regulations and as may be amended from time to time, “CCPA”) imposes certain obligations on Crestline Management, L.P., or Crestline, and its affiliates (together, “we,” “our”

or “us”) and grants certain rights to California residents (“California Resident,” “you” or “your”) with regard to “personal information.” If you are a California Resident, please review this California-Specific Privacy Policy (“California Privacy Policy”) for information about how and why we collect, use, and disclose your personal information, our Notice at Collection, and your potential rights with regard to your personal information under the CCPA. The rights described herein are subject to exemptions under the CCPA and other limitations under applicable law.
Terms used herein have the meaning ascribed to them in the CCPA. We are a “business.”
The CCPA does not restrict our ability to do certain things like comply with other laws or comply with regulatory investigations. In addition, the CCPA does not apply to certain information like personal information collected, processed, sold or disclosed pursuant to the federal Gramm-Leach-Bliley Act and its implementing regulations.
Notice at Collection and Use of Personal Information
Personal Information We Collect
Depending on how you interact with us, we may collect the following categories of personal information from or about you:
•Identifiers such as, your name, address, date of birth, email address, social security number, driver’s license number, passport number, or other similar identifiers.
•Additional information subject to Cal. Civ. Code Section 1798.80(e), including, your education, credit card number, state identification card number, signature or bank account or other financial information.
•Characteristics of protected classifications under federal or certain state law, including, your gender, national origin, or marital status.
•Commercial information, including records of products or services purchased, obtained, or considered, or other purchasing histories or tendencies. For example, funds invested, investments considered, or sources of wealth.
•Internet or other electronic network activity information, including, for example, information regarding your interaction with our website or use of certain online tools.
•Professional or employment-related information, including occupation, compensation, employer and title.
•Inferences drawn from any of the information identified above to create a profile reflecting your preferences or similar information, including your potential interest in investing in new funds.
•Sensitive personal information under the CCPA such as your passport number, driver’s license, and state identification card.

Purposes for Collecting and Using Personal Information
We may collect and use your personal information for the following purposes:
•Performing services on behalf of the fund, including, for example, maintaining or servicing accounts, providing investor relation services, processing subscriptions and withdrawals, verifying information, processing payments, or providing similar services on behalf of the fund.
•Communicating with you.
•Performing our contractual obligations to a California Resident as a subscriber to the fund, including, processing initial subscriptions and providing updates on the fund’s performance, providing tax reporting and other operational matters.
•Detecting security incidents and protecting against malicious, deceptive, fraudulent, or illegal activity, including, preventing fraud and conducting “Know Your Client,” anti-money laundering, terrorist financing, and conflict checks.
•Enabling or effecting commercial transactions, including, using your bank account details to remit funds and process distributions.
•Where permitted by applicable law, providing you with marketing or promotional materials.
•Administering and improving our website.
•Internal operations, including troubleshooting, data analysis, testing, research, statistical and survey purposes.
How Long We Keep Information
How long we keep your personal information will vary depending on the type of personal information and our reasons for collecting it. The retention period will be determined by various criteria, including the purposes for which we are using it (as it will need to be kept for as long as is necessary for any of those purposes) and our legal obligations (as laws or regulations may set a minimum period for which we have to keep your personal information). In general, we will retain your personal information for as long as we require it to perform our contractual rights and obligations or for periods required by our legal and regulatory obligations.
Sale or Sharing of Personal Information
We do not sell or share your personal information (as such terms are defined under the CCPA).
For more information about our privacy practices, please review our Privacy Notice which is also located on the first page of this Exhibit B and our entire California Privacy Policy.
Our Collection, Use and Disclosure of Personal Information and Sensitive Personal Information
Information We Have Collected and Our Purpose for Collecting It
In the preceding 12 months, and depending on how you interact with us, we may have collected the categories of personal information listed above in Personal Information We Collect. We may have collected all or a few of these categories of personal information for the business or commercial purposes identified in Purpose for Collecting and Using Personal Information.
Sources of Personal Information
We may collect personal information about you directly from you and/or your intermediaries through sources such as:
•Account applications, subscription agreements and other forms or related documents;
•Written, electronic, or verbal correspondence with us or our service providers;
•Investor transactions;
•An investor’s brokerage or financial advisory firm, financial advisor, or consultant; and/or
•From information captured on applicable websites.
In addition, we may collect personal information from different sources, such as: (i) our affiliates, our service providers, or our affiliates’ service providers; (ii) public websites or other publicly accessible directories and sources, including bankruptcy registers, tax authorities, governmental agencies and departments, and regulatory authorities; and/or (iii) credit reporting agencies, sanctions screening databases, or from sources designed to detect and prevent fraud.
Disclosure of Personal Information
We do not sell or share your personal information (as those terms are defined under the CCPA). We do not knowingly sell or share the personal information of California residents under 16 years old. In the preceding 12 months, we may have disclosed for a business purpose the following categories of personal information to the following categories of third parties, as described in the following chart:

Category of Personal Information	Category of Third Party
Identifiers (for example your name, address, DOB, SSN, driver’s license, passport number and online identifiers)
•Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.
•Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, custodians or lenders to or creditors of a fund.
•Professional services organizations, such as auditors.
•Businesses that we are evaluating in connection with a potential investment or business opportunity.
•Advertising and marketing partners
•Analytics providers
•Providers or partners that support our business operations (such as payment services providers; shipping companies; etc.)

Additional information subject to Cal. Civ. Code § 1798.80(e) (for example, a signature, state identification card number, financial information, or bank account information)

Characteristics of protected classifications under certain federal or state laws (for example gender, age, national origin, citizenship or marital status)
•Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.
•Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, custodians or lenders to or creditors of a fund.
•Professional services organizations, such as auditors.

Commercial Information (for example records of products or services purchased, obtained or considered or purchasing histories or tendencies including funds in which you are invested, investments considered or sources of wealth)
•Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.
•Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, custodians or lenders to or creditors of a fund.
•Professional services organizations, such as auditors.

Geolocation Data (as information about your location or the location of your device)	•Advertising and marketing partners •Analytics providers
Internet or Electronic Network Activity Information, including interactions with our website or use of certain online tools	•Advertising and marketing partners •Analytics providers
Professional or Employment Related Information, including occupation, compensation, employer and title
•Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.
•Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, custodians or lenders to or creditors of a fund.
•Professional services organizations, such as auditors.

In addition, we may disclose and, in the preceding 12 months, we may have disclosed all of the categories of personal information identified in Personal Information We Collect to the following categories of third parties: (i) judicial courts, regulators, or other government agents purporting to have jurisdiction over us, our subsidiaries or our affiliates, or opposing counsel and parties to litigation; and (ii) other third parties as may otherwise be permitted by law. We may also transfer to another entity or its affiliates or service providers some or all information about you in connection with, or during negotiations of, any merger, acquisition, sale of assets or any line of business, change in ownership control, or financing transaction. We may disclose personal information to all of the third parties listed above to comply with our legal obligations or for the business or commercial purposes identified above in Purposes for Collecting and Using Personal Information. Additionally, we may disclose your personal information to third parties upon your request, at your direction or with your consent.
We may also share your personal information with our service providers such as our IT providers or CRM provider, other entities that have agreed to limitations on the use of your personal information, or entities that fit within other exemptions or exceptions in. or as otherwise permitted by, the CCPA.
Use and Disclosure of Sensitive Personal Information
As noted above in Personal Information We Collect, under the CCPA, certain personal information we collect and process may be considered “sensitive personal information.” The CCPA requires that we provide you with a right to limit our use or disclosure of such sensitive personal information in certain circumstances. Currently, we are not using your sensitive personal information for purposes that would require that we provide you with a right to limit.
California Residents’ Rights Under the CCPA
If your personal information is subject to the CCPA, you may have certain rights concerning your personal information, subject to applicable exemptions and limitations, including the right to: (i) be informed, at or before the point of collection, of the categories of personal information to be collected and the purposes for which the categories of personal information shall be used; (ii) not be discriminated against because you exercise any of your rights under the CCPA; (iii) request that we delete any personal information about you that we collected or maintained, subject to certain exceptions (“Request to Delete”); (iv) opt-out of the “sale” (as the term is defined in the CCPA) of your personal information if a business sells your personal information (we do not); (v) opt-out of the “sharing” (as that term is defined in the CCPA) of your personal information if a business shares your personal information with third parties (we do not); (vi) limit the use and disclosure of sensitive personal information where required by the CCPA (“Right to Limit”) (please note that we are not using your sensitive personal information for purposes that would require that we provide you with a Right to Limit); (vii) correct inaccurate personal information (“Request to Correct”); and (viii) request that we, as a business that collects personal information about you and that discloses your personal information for a business purpose, disclose to you (“Request to Know”): (a) the categories of personal information we have collected about you; (b) the categories of sources from which we have collected the personal information; (c) the business or commercial purpose for collecting or selling the personal information; (d) the categories of third parties with which we disclosed personal information about you for a business purpose; and (e) the specific pieces of personal information we have collected about you.
The CCPA does not restrict our ability to do certain things like comply with other laws or comply with regulatory investigations. In addition, the CCPA does not apply to certain information like personal information collected, processed, sold or disclosed pursuant to the federal Gramm-Leach-Bliley Act and its implementing regulations. We also reserve the right to retain, and not to delete, certain personal information after receipt of a request to delete from you where permitted by the CCPA or another law or regulation.
How to Submit a Request Under the CCPA
You may submit a Requests to Know, Request to Correct, or Request to Delete (“Consumer Rights Request”), as described above, through the following telephone number 817-339-7600, through our website at the following link www.crestlineinvestors.com, or by emailing us at privacy@crestlineinc.com.
We are only required to respond to verifiable Consumer Rights Requests made by you or your legally authorized agent. When you submit a Consumer Rights Request, we may ask that you provide clarifying or identifying information to verify your request. Such information may include, at a minimum, depending on the sensitivity of the information you are requesting and the type of request you are making, your name, email address, account login credentials or other account information, answers to security questions, name, government identification number, date of birth, contact information, or other personal information. Any information gathered as part of the verification process will be used for verification purposes only.
You are permitted to designate an authorized agent to submit a Consumer Rights Request on your behalf and have that authorized agent submit the request through the provided methods. We may deny requests from authorized agents who do not submit proof that they have been authorized by you to act on your behalf. We may also require that you directly verify your own identity with us and directly confirm with us that you provided the authorized agent permission to submit the request.
Contact for More Information
If you have any questions or concerns about this California Privacy Policy please email us at privacy@crestlineinc.com.
*    *    *
Should you have any questions regarding our policies or about this notice, please contact our Chief Compliance Officer at (817) 339-7600.

EXHIBIT C
SAMPLE BANK LETTER
[Sample letter to be placed on letterhead of the Regulated Institution remitting payment]
Date
Via mail and e-mail
[___________________]
Dear Sir/Madam:
Re: Crestline Lending Solutions, LLC
Name of Remitting Institution:
Address of Remitting Institution:
Name of Subscriber:
Address of Subscriber:
Name of Subscriber Account Being Debited:
Account Number Being Debited:
[           ]
Amount of Funds Transferred:
Date of Funds Transferred
The above information is given in strictest confidence for your own use only and without any guarantee, responsibility or liability on the part of the institution or its officials.
Yours sincerely,
Full Name:
Position:
C-1

EXHIBIT D
FORM OF INCUMBENCY CERTIFICATE
The undersigned, the _________________ (insert title) of ______________ (insert name of subscriber) (the “Subscriber”), does hereby certify on behalf of the Subscriber as follows:
Each of the following persons is a duly elected, qualified and acting officer of the Subscriber holding the office set forth opposite his or her name and is fully empowered and authorized to enter into, execute, deliver and perform any document, instrument or agreement on behalf of the Subscriber and to otherwise bind the Subscriber (in each case including, without limitation, with respect to the Subscriber’s investment in Crestline Lending Solutions, LLC (the “Company”) and the signature set forth opposite her name is the true and genuine signature of such signatory:

Name	Office	Signature

In addition, the undersigned hereby certifies that the Subscriber is fully authorized, permitted and able to invest in the Company in the amount(s) set forth in the Agreement(s) of the Subscriber (as may be amended or supplemented from time to time) and to become a member thereof. The Company and Crestline Management, L.P., as the investment adviser of the Company, are each entitled to rely on this Incumbency Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate as of
__________________, _____.

Name:
Title:
Notary Public:
This document has been duly sworn
before me on this ______ day of __________________, _____.

Signature
Affix Stamp or Seal here:
D-1

EXHIBIT E
IRS FORM W-8 OR W-9, AS APPLICABLE
E-1

EXHIBIT F
TRANSFER RESTRICTIONS
No Transfer of the Subscriber’s Commitment or all or any fraction of the Subscriber’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Adviser. In any event, the consent of the Company or the Adviser may be withheld if the creditworthiness of the proposed transferee, as determined by the Company or the Adviser in each of their sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement. Consent of the Company or the Adviser may also be withheld if, in the opinion of counsel (who may be counsel for the Company or the Subscriber) satisfactory in form and substance to the Company or the Adviser:
•such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and
•such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.
The Subscriber agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.
Any person that acquires all or any fraction of the Shares of the Subscriber in a Transfer permitted under this Exhibit F shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.
The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company or the Adviser shall have given prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Agreement, the provisions of the Memorandum, and all applicable laws and regulations applicable to the transferee and the transferor.
F-1

EXHIBIT G
ELECTION NOTICE UNDER DIVIDEND
Instructions:
No action will be required on the part of a subscriber (each, a “Subscriber”) to have his or her cash dividends reinvested in units of limited liability company interests of Crestline Lending Solutions, LLC (the “Shares”). A Subscriber may elect to receive their entire distribution (and all future distributions, until further notice) in cash by remitting this form to Crestline Management, L.P. no later than 10 days prior to the record date for the first distribution to which it relates. To elect to receive your full distributions in cash, mark the appropriate box in Part (A) below and fill out your contact information under Part (B), below.
(A)Until further notice, I would like to receive my full distributions:
☐ IN CASH
(B)Investor Information:

Name
Street
City
State
Zip Code
Country
Telephone Number
Facsimile Number
Email Address
Tax Identification or Social Security Number

G-1

By: _______________________________________________ Name: ______________________________________________ Signature: _______________________________________________

G-2

EXHIBIT H
ANTI-MONEY LAUNDERING DOCUMENTATION

Individuals	•Executed subscription document including the following: oFull legal name(s) oDate(s) of birth oResidential street address(es) oTax identification number(s) •Unexpired government-issued photo ID
Outside IRA Accounts
•Executed subscription document including the following:
oFull legal name (custodian + account owner)
oResidential street address (custodian + account owner)
oDate of birth (account owner)
oTax identification number (custodian + account owner)
•Unexpired government-issued photo ID (account owner)

Non-Publicly Traded Corporations, Partnerships & Other Entities
•Executed subscription document including the following:
oFull legal name
oPhysical business street address
oTax identification number
•Copy of a formation document (if not publicly available)
•If a partnership, a copy of the partnership agreement
•For one controlling party (executive officer/similar who executes the subscription document):
oFull legal name
oDate of birth
oResidential or business street address(es)
oUnexpired government-issued photo ID
•For each individual, if any, who, directly or indirectly owns 25% or more of the registered investor:
oFull legal name(s)
oDate(s) of birth
oResidential street address(es)
oUnexpired government-issued photo ID

Trusts
•Executed subscription document including the following:
oFull legal name
oPhysical business street address
oTax identification number
•Copy of governing trust document
•For all natural person trustees:
oFull legal name
oDate of birth
oResidential or business street address(es)
oUnexpired government-issued photo ID
•If an entity trustee, copy of formation document (if not publicly available)

The transfer agent may request additional information upon review of the documents set forth above.
H-1